UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 8, 2017

MOMENTOUS ENTERTAINMENT GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-194636	46-4446281
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number

PO Box 861, Sugar Land, Texas 77487-0861

(Address of principal executive offices)

800-314-8912

Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Unless otherwise indicated, in this Form 8-K, references to "we," "our," "us," the "Company," "MEG" or the "Registrant" refer to Momentous Entertainment Group, Inc.

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240,l4a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (1 7 CFR 240,14d-2(b))

[   ] Pre-commencement communications pursuant to Rule I 3e-4(c) under the Exchange Act ( I 7 CFR 240, 13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 10, 2017, Momentous Entertainment Group, Inc. (the "Company") accepted the resignation of Laureen Falco as Chief Accounting Officer of the Company. Ms. Falco’s resignation did not result from any disagreements with the Company or its directors.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 8, 2017, our Board of Directors and stockholders holding 6,798,033,108 shares of Common Stock, representing 52% of our outstanding voting stock, in accordance with Section 78.320 of the Nevada Revised Statutes, have consented in writing to the following corporate actions of approving a reverse stock split of our common issued stock, $0.0001 par value per share, at a ratio of 1:2500, with authorization to our Board of Directors to act on this ratio (the “Reverse Stock Split’) and a decrease in authorized Common Stock shares from 24,950,000,000 to 850,000,000. We will affect the Reverse Stock Split and decrease in authorized Common Stock shares by amending our Articles of Incorporation through the filing of a Certificate of Amendment. An amendment was filed with the State of Nevada Secretary of State on November 29, 2017 authorizing the stock split and the decrease in authorized shares. The reverse split shall allow for the rounding up of any fractional shares and shall allow for each shareholder to retain at least one share after the reverse and the Company will not require a mandatory exchange of certificates for the shareholders, but the shareholders may exchange their certificates at their own expense.

On December 12, 2017, we have notified Financial Regulatory Authority, Inc. (“FINRA”) of these proposed corporate actions, as required by Rule 10b-17 under the Exchange Act and the rules and procedures of FINRA.

Item 5.07 Submission of Matters to a Vote of Security Holders

Reference is made to the disclosure set forth under Item 5.03 above, which disclosure is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 12, 2017

Momentous Entertainment Group, Inc.

(Registrant)

/s/ Kurt E. Neubauer

KURT E. NEUBAUER

Chief Executive Officer